Exhibit 4.5

Tenancy Agreement An Agreement made the day of between the Landlord and the Tenønt as more particularly described in the Schedule l. xóïùÒI1Rcc‹xfia»ø9JZï›ßÆ - )ïìż ro•s ø to g 15 Bøo. The Landlord lets and the Tenant takes the Premises for the Term of Tenancy and at the Rent as more particularly described in the Schedule I and both parties agree to observe and perform the terms and conditions as follows : - ›3TãAR@@&ŽîÂßÀoRBÎžT9JÀ@@ïJśRîæNIłIś& — fi@@@, A1ïZIBB@å2ąź@íiïIłłśÆ - fi. 1 The Tenant .shall pay the Rent in advance on the Fšrst day of each and every calendar month duzzng the said term. If the Tenant shall faïl to pay the Rent after 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the ront and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord. N@4GïMBfită1B!B@3š1sIżśBßÏżłãŒ@fîZãż. ÁØSïiïfÄA@@ZBØ.ńsXî8îEŒïfiÏùØ@@, ł!š›Z11śAØ@łŸJØÕ ßÏ?B1OK€PJÎŻ<@K6. RÕÄRZI@@ — tZNRRg4Æ5NAT1Z6JÏÎXŒ1@Q@, 6ZJÊ51BÁ@6 — 5ÏÕO/ÏÎX@@ Z The Tenant shall not make any alterations in and /or additions to the said premises without the prior written consent of żŃe Landlords which consent shall not be unreasonably withheld. &&I£ì6&Mfib*•¥&ÂBa:. TïããäMVftí+ł9îBØR/ŒQB, ftÆ*T!4łsBEa%p@&wHaaAT. 3 The Tenant shall not assign, transfer, underlet or othemvise part with the possession of the said premises or any part thereof to any other person . 4 The Tenant »hall compCy with all ordinances, regulations and rules oC Hong Xong and shall observe and perform the covenants, terms ønd conditions of the Deed of Mutual Covenant and Sub - Deod of Mutual Covezsant (if azsy) relating to thë said premises . The Tenant shaÏl zsot contravene any negative or restrictive covenants contained in the Governznont Lëase(s) under whiùh the Premises are held from the Government . 5 The Tenant shall pay and discharge punctuałly during the said term all charges for water, electricity, gas and telephone and other similar charges payable in respect of the said premises . fgOafïZfIJGMfiÆt — t3eRämeB›Hß. CØ. RÄßRS(ttăIíËŒsKV. 6 The Yenant shall during the said term keep the whole of the interior oC the said premises in good and teriantable repair and condition (fair wear arsd tear and damage caused by inhdrent defects excepted) and shall deliver up vøcant possession of the Premisses ir› the same repair and oandition on the expiration or sooner determination of this tenancy . 6 ïREf \ šśùBfiñôć 1 żiäfiãt@NfËÕfi&P IZż 4 łk R Ø fïfí 4 S • íktG Ä . - • Ä ƒ Œ 7 The Tenant shaCl pay to the Landlord the Security Deposït set out in the Schedule I for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed . Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 30 days from the date of delivery of vacant possession of the Premises to the Landlord and after fully settlement of all outstanding payments owed by the Tenant to the Landlord . If the Tenant shall commit a breach of any of the terms and conditions herein contained, this Agreement shall absolutely determine and the Security Deposit paid under this clause shall be absolutely . forfeited to the Landlord as and for liquidated damages (but not as penalty) and the rights and remedies given to the Landlord by this clause shall not prejudiùe a›sy other right of action or any remedy of the Landlord in respect of such breaoh by the Tenant . Ref.No./ÄØ R80832

/s/ West Glory International Limited /s/ Wching Tech Ltd Co. Limited /s/ West Glory International Limited /s/ Wching Tech Ltd Co. Limited

The Premises : Schedule I Ref.No./5@ : R80B32 UNIT 7 ON 25TH FLOOR GLOBAL GATEWAY TOWER NO.63 WING ¥tONG STREET,KOWLOON. WEST GLORY INTERNATIONAL LIMITED whose “address /registered office is situate at 6 / @ The Landlord : @ Address : Theo Tenant @@ : WCHING TECH LTD CO.LIMITED whose ”address /registered ofifce is situate at i VN7T 7 ON 2STN FDOOR GLO%AI« GATE« I@.Y TDOR Adde*s : Term of Tenancy : From to (both days inclusive) 15 •11 • 2025 X 14 - € fi - 2027 { @)g&@BfE)( 2 &&,¿ñ'. ) NO.63 WING NONG STREET KOWLOON. us. srlsx / e1v1 osze \ t Rent co :BK8 r • t : y@%;¥C 536,400 ( AR6Z€/62&•. 0!gI \ . ’TBC. ) L _ Schedule II 1 usage HR The Tenant shal l not use or permit to be used the Premises or any part thereof for any purpose other than for purpose only. 2 The Miscellaneous Payments G@@U The following payments shall be paid in respect of the said premises during the Term of Tenancy: (a) Management fae: (b) Government Rates: (c) Government Rent: To be borne by ”the Tenant/ the Landlord. To be borne by ”the Tenant/ the Landlord› To be borne by ”the Tenant/ the Landlord.

Ref.uo./aa esoaa2 3 Rent Free Period AigM The Tenant shall be entitled to a rent free period from to (both days lncluslve) provided that the Tenant ahall be rssponsiblo for the charges of management lees, Ainconditioning chargest Covernment Rates, Government Renn water, electrlclty, gas, telephone and othar ou tg oiztgs payablo in rospoct of Premlaes durfng such rent free period . @@@Ü 7 Dfi@@(@ 20 - 10 - 2025 @ €& 1 fi - 2025 )(é IIB 1 EMR) BNflONßNBf?A ¥ & 8 — @ • N • R&@K 4 Break Clause ig C Notwithstanding anything to the contrary hereinbefére contained, the Landlord/ ¥ enant either party ahall ba entitled to terminate this Agreement earlier than as herein provided by serving not less than months' written notico or by payin e . months' Rent in lieu to the Landlord/Tenant/other party provided that the said wriNen notice shall not be served be ¥ ore the expr?at?on of the month of the 7 erm of Tenancy .

“Jš Tel. No.: 2594 320 I fi Pax No.: 2519 6740 INLAND REV ENU E Dk PAR’I’MiiN’l’ STAMP OFFICE 1/F. Inlund Revenue Centre, 5 Concorde Road, Kai Tak, Kowloon, Hong Kong. I/ Web site : wu'iv.ird.gov.ltk E - n aii : iaxsdo ird.gov.hk @j'jg$ Q@ STAMP CERTIFICATE This stamp certificate is issiied undei the Stanip Duty Ordinance and h o s the same legal status as conventioiial stamp {*J Instrunient Ref. No. : @’[J@ Nature of Instrriinent: @ p @ Date of Instrument: Q - Q{h@ Monthly Rent: J@ Tenn ( † fl%@ If applicable): G iJJ Property Addres's: Name and capacity of parties: 1 - 26 - 473652 - 0 - 0 - 4 {$* Lease 15/10/2025 $38,800.00 Q Prom: 15/11/2025 To: 14/11/2027 UNIT 7 ON 25TH FLOOR GLOBAL GATEWAY TOWER NO.63 WING HONG STREET.CHEUNG SHA WAN,KOWLOON. KL JN Landlord(s): ( l) WEST GLORY INTERNATIONAL LIMITED Tenant(s): (l) WCHING TECH LTD CO.LIMITED This is to certify that the above instrument is stamped / endorsed as below: rc«;itc;ui.si¡ sta« p r*«in a« N 26 - 1 - 0449710 - 0 3d@Ed B Date oi‘ Stamping : 20/ 10/2025 ( @ Day/,F] Montli/ Ycčir) z‹j rfi?éfx stamp Duty Paid : S2,328.00 ( *,y z Payment Method .@ tJ” /1@ Elcctronic Paynlcnt / Cash l.R.F.3SI \ $2328 STAMP DUTY PAID CHAI4 Szo - Wai, Benjamin Collector of Stamp Rrve ue

INLANEI RliV tiN UE OEPAR’I’MtiN"I STAMP OFFICE I /F. Inland Revenue Centre. S Concorde Road, Kai Tak, Kowloon, Hong KOrlg. iJ Web site : wu’iv.ird.got’.hk 2594 320 1 ƒ u “‘ h %,. Tel. No.: E - mail : iaxsdoJird.gov.hk 2519 6740 @. % - ax No.: fgJ ††† Q@ STAMP CERTIFICATE This stump certificate is issued under the Stnnip Duq• Ordinance and has tlte same legal status as conventional stamp JJQ Q Date of Instrument: Q Monthly Rent: Tenn ( Ț [J Q lf applicable): {*J lnstniinent Ref. No.: 1 - 26 - 473652 - 0 - 1 - 1 @'JJ Naliire of Instrument: If{* - , Lease (11 IJoy7 MoiSh/ Year) 15/10/2025 $38.800.00 Q From: 15/11/2025 To: 14/11/2027 IJJ Property Address: UNIT 7 ON 25TH FLOOR GLOBAL GATEWAY TOWER NO.63 WING HONG STREET,CHEUNG SHA WAN,KOWLOON. KL Name and capacity of parties: (1) WEST GLORY INTERNATIONAL LIMITED @@ Tenant(g): ( l) WCHING TECH LTD CO.LIMITED This is to certify that the above instrument is stamped / endorsed as below: : 26 - l - 04497 I 1 - 3 : 20/ I tl/2025 I B Day/Q Month/JYcar) : $5.1)0 : | J’ \ / fQ Elcclronic Paynicnt / Cash F9 52$ 9 Stamp Certificate No. Jb E9i B @ Datc of stamping ]’‹J UI } Stamp Duty Paid J* Jj zi Paynicnl Method fia1/ N I] Endorsement / Dcnotation: Duplicale or Counterpart. Original stamped with: 52.325.00 I.R.C. { Ț @ 3511 l.R.C. 351 l STAMP DUTY PAID CHAR Sze - war, Benjamin

R80832 UNIT 7 ON 25TH FLOOR GLOBAL GATEWAY TOWER,NO.63 WING HONG STREET,KOWLOON. a@ \ 1e€% (/)‹ ƒ =A1**j F *Others :